Exhibit 4.1

STONE ENERGY CORPORATION

6 ¾% Senior Subordinated Notes due 2014

INDENTURE

Dated as of December 15, 2004

JPMorgan Chase Bank, National Association
Trustee

CROSS-REFERENCE TABLE
TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	14.03
(c)	14.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	14.02
(d)	7.06
314(a)	4.02; 4.11; 14.02
(b)	N.A.
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	N.A.
(e)	14.05
(f)	4.11
315(a)	7.01
(b)	7.05; 14.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	14.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	14.01

N.A. means Not Applicable.
_________________ Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE dated as of December 15, 2004, between STONE ENERGY CORPORATION, a Delaware corporation (the “Company”), and JPMorgan Chase Bank, National Association, as Trustee (the “Trustee”).

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 6 ¾% Senior Subordinated Notes due 2014, to be issued, from time to time, in one or more series as in this Indenture provided (the “Initial Securities”) and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company’s 6 ¾% Senior Subordinated Notes due 2014 (the “Exchange Securities” and, together with the Initial Securities, the “Securities”):

ARTICLE 1

Definitions and Incorporation by Reference

        SECTION 1.01     Definitions.

        “Additional Assets” means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 4.15, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

        “Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(i) the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a reputable firm of independent petroleum engineers in a reserve report prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the Fair Market Value, as estimated by the Company, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements, minus

(ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements, (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto). If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” shall continue to be calculated as if the Company were still using the full cost method of accounting.

        “Affiliate” of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

        “Asset Sale” means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, “dispositions,” and including dispositions pursuant to any consolidation or merger) by such Person in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person; provided, however, that the term “Asset Sale” shall not include: (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable, surplus or obsolete equipment or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (b) the abandonment, assignment, lease, sublease or farmout of oil and gas properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business; (c) the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business; (d) any disposition that constitutes a Restricted Payment made in compliance with Section 4.04; (e) when used with respect to the Company, a Restricted Subsidiary or a Subsidiary Guarantor, any disposition of all or substantially all of the Property of the Company such Restricted Subsidiary or such Subsidiary Guarantor permitted pursuant to Article 5; (f) the disposition of any Property by such Person to the Company or a Restricted Subsidiary; (g) the disposition of any asset with a Fair Market Value of less than $2,000,000; or (h) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, shall have been created, Incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after the acquisition of, the Property that is subject thereto.

        “Average Life” means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        “Bank Credit Facilities” means, with respect to any Person, one or more debt facilities or commercial paper facilities, indentures or other debt agreements with banks or other lenders (including pursuant to the $500,000,000 Credit Agreement, dated as of April 30, 2004, among the Company, Bank of America, N.A., as agent, and the lenders referred to therein) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or trade letters of credit, together with any full or partial extensions, revisions, restatements, refinancings (including by means of sales of debt securities to institutional investors or others) or replacements thereof (whether or not such added or substituted parties are banks or other institutions, including any facility, indenture or agreement that increases the amount borrowable thereunder, alters the maturity thereof, or alters, changes, deletes or adds lenders, investors or institutional investors).

        “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

        “Business Day” means each day which is not a Legal Holiday.

        “Capital Lease Obligation” means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation.

        “Capital Stock” in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights, warrants or options to subscribe for or to acquire an equity interest in such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into an equity interest; provided, however, that “Capital Stock” shall not include Redeemable Stock.

        “Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50 percent of the total voting power of all classes of the Voting Stock of the Company or currently exercisable warrants or options to acquire such Voting Stock;

(ii) the sale, lease, conveyance or transfer of all or substantially all the assets of the Company and the Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Subsidiary) shall have occurred;

(iii) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company;

(iv) the Company consolidates with or merges into another Person (other than one or more Permitted Holders) or any Person (other than one or more Permitted Holders) consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) either (x) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or (y) within 25 days after the closing of any such transaction both Moody’s and S&P shall have expressly affirmed credit ratings for the Securities (after giving effect to such transaction) that are as high or higher than the highest such ratings for the Securities given by such services, respectively, at any time during the 90 days immediately prior to the public announcement of such transaction and such expressly affirmed ratings are at least “Ba3” from Moody’s and “BB” from S&P; or

(v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

        “Clearstream” means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

        “Code” means the Internal Revenue Code of 1986, as amended.

        “Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

        “Consolidated Interest Coverage Ratio” means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

        “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including (1) any amortization of debt discount, (2) net cash costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to the Bank Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) and Preferred Stock dividends of such Person’s Restricted Subsidiaries if paid to a Person other than such Person or its other Restricted Subsidiaries; (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

        “Consolidated Net Income” of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication: (i) items classified as extraordinary gains or losses net of taxes (less all fees and expenses relating thereto); (ii) any gain or loss net of taxes (less all fees and expenses relating thereto) realized on the sale or other disposition of Property, including the Capital Stock of any other Person (but in no event shall this clause (ii) apply to any gains or losses on the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured); (iii) the net income of any Restricted Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Restricted Subsidiary to such Person during such period; (iv) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its consolidated Restricted Subsidiaries by such other Person during such period; (v) for the purposes of Section 4.04 only, the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; (viii) the cumulative effect of a change in accounting principles; (ix) any write-downs of noncurrent assets, provided that any ceiling limitation write-downs under Commission guidelines shall be treated as capitalized costs, as if such write-downs had not occurred; (x) any noncash compensation expense realized for grants of performance shares, stock options or stock awards to officers, directors and employees of such specified Person or any of its Restricted Subsidiaries; (xi) any non-cash gains or losses related to Exchange Rate Contracts and Oil and Gas Hedging Contracts, net of taxes; (xii) any net after-tax gain or loss arising from the early extinguishment of any Indebtedness, including the amortization or write-off of debt issuance costs or debt discount; and (xiii) any expenses related to a write-up required or permitted by Accounting Principles Board Opinions Nos. 16 with respect to any acquisition transaction (to the extent not otherwise included in (ix) above).

        “Consolidated Net Worth” of any Person means the stockholders’ equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders’ equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

        “Default” means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

        “Designated Senior Indebtedness” means (i) the Bank Credit Facilities and (ii) any other Senior Indebtedness of the Company which has, at the time of determination, an aggregate principal amount outstanding of at least $10,000,000 that is specifically designated in the instrument evidencing such Senior Indebtedness and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Indebtedness and the Trustee as “Designated Senior Indebtedness” of the Company.

        “Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

        “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication: (a) income tax expense (but excluding income tax expense relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the gains from which are excluded in the determination of such Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and depletion expense, (d) amortization expense, (e) exploration expense (if applicable) and (f) any other noncash charges including unrealized foreign exchange (excluding, however, any such other noncash charge which requires an accrual of or reserve for cash charges for any future period) less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (a) income tax recovery (excluding, however, income tax recovery relating to sales or other dispositions of Property, including the Capital Stock of any other Person, the losses from which are excluded in the determination of such Consolidated Net Income) and (b) unrealized foreign exchange gains.

        “Equity Offering” means a public or private offering of common stock of the Company (other than public offerings with respect to the Company’s common stock registered on Form S-4, Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) following the Issue Date.

        “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear Clearance System (or any successor securities clearing agency).

        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

        “Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale trade or exchange as a portion of the total consideration for other such properties or assets.

        “Exchange Rate Contract” means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, entered into by such Person in the ordinary course of its business for the purpose of limiting or managing exchange rate risks to which such Person is subject.

        “Fair Market Value” means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any noncash consideration or property transferred or received by any Person, the fair market value of such consideration or other property as determined by (i) any officer of the Company if such fair market value is less than $25,000,000 and (ii) the Board of Directors as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $25,000,000.

        “Fall Away Event” means the Securities shall have achieved Investment Grade status and the Company delivers to the Trustee an Officers’ Certificate certifying that the foregoing condition has been satisfied.

        “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        “GAAP” means United States generally accepted accounting principles as in effect on December 10, 2001, unless stated otherwise.

        “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

        “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include (a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

        “Holder” means the Person in whose name a Security is registered on the Securities Register.

        “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence”, “Incurred”, “Incurrable” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary held by another Restricted Subsidiary shall be deemed to be Incurred by the Company or such first Restricted Subsidiary in the event such other Restricted Subsidiary ceases to be a Restricted Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Restricted Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred (in an amount equal to its aggregate principal amount at its Stated Maturity) only on the date of original issue thereof.

        “Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including any such obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Exchange Rate Contracts, Interest Rate Protection Agreements, Oil and Gas Hedging Contracts or under any similar agreements or instruments, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (ix) with respect to a Restricted Subsidiary, for purposes of the covenants described under Section 4.03 and Section 4.13, the maximum fixed redemption or repurchase price of Preferred Stock issued by such Restricted Subsidiary, and (x) any obligation of the type referred to in clauses (i) through (ix) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided, however, that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock or Preferred Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or Preferred Stock as if such Redeemable Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Redeemable Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the liquidation value of such Redeemable Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability at such date in respect of any contingent obligations described above.

        “Indenture” means this Indenture as amended or supplemented from time to time.

        “Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into by such Person in the ordinary course of its business for the purpose of limiting or managing interest rate risks to which such Person is subject.

        “Investment” means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include (a) in the case of clause (i) as used in the definition of “Restricted Payments” only, any such amount paid through the issuance of Capital Stock of the Company and (b) in the case of clause (i) or (ii), extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

        “Investment Grade” means BBB– or higher by S&P (or its equivalent rating under any successor rating categories of S&P), Baa3 or higher by Moody’s (or its equivalent rating under any successor rating categories of Moody’s) and the equivalent rating in respect of the rating categories of any Rating Agencies substituted for S&P or Moody’s.

        “Issue Date” means the date on which the Original Securities first were issued under this Indenture.

        “Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

        “Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 4.06, such securities shall be deemed not to have been Liquid Securities at any time.

        “Make Whole Amount” means the greater of (1) 103.375% (which percentage is the optional redemption price that would be payable on December 15, 2009, if the Securities were redeemed on such date) of principal amount and (2) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the Securities (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points.

        “Moody’s” means Moody’s Investors Service, Inc. and its successors.

        “Net Available Cash” from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of such Asset Sale and (b) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment shall be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

        “Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

        “Non-recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations) with respect to which (i) the holders of such Indebtedness agree that they shall look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets), and (ii) no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

        “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President, the Treasurer or the Secretary of the Company.

        “Officers’ Certificate” means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

        “Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and other related energy businesses.

        “Oil and Gas Hedging Contract” means, with respect to any Person, any agreement or arrangement, or any combination thereof, relating to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is entered into by such Person in the ordinary course of its business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

        “Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farmout agreements, farmin agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

        “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        “Pari Passu Indebtedness” means any Indebtedness of the Company (or a Subsidiary Guarantor) that is pari passu in right of payment to the Securities (or a Subsidiary Guaranty, as appropriate).

        “Pari Passu Offer” means an offer by the Company or a Subsidiary Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

        “Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farmin agreements, farmout agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

        “Permitted Hedging Agreements” means (i) Exchange Rate Contracts and Oil and Gas Hedging Contracts and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

        “Permitted Holders” means the executive officers and directors of the Company as of the Closing Date, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 66-?% of the total voting power of all classes of Voting Stock of such Person (exclusive of any matters as to which class voting rights exist).

        “Permitted Indebtedness” means any and all of the following: (i) Indebtedness arising under this Indenture with respect to the Original Securities and any Subsidiary Guarantees relating thereto; (ii) Indebtedness under the Bank Credit Facilities, provided that the aggregate principal amount of all Indebtedness under the Bank Credit Facilities, together with all Indebtedness Incurred pursuant to clause (xi) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any one time outstanding does not exceed the greater of (a) $500,000,000, which amount shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under the Bank Credit Facilities and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 4.06, and (b) an amount equal to the sum of (1) $400,000,000 and (2) 15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; (iii) Indebtedness to the Company or any Restricted Subsidiary by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary); (iv) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, and Indebtedness in respect of bid, performance, reimbursement or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit functioning as or supporting such bid, performance, reimbursement or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) in-kind obligations relating to oil or gas balancing positions arising in the ordinary course of business; (vii) Indebtedness outstanding on the Issue Date not otherwise permitted in clauses (i) through (vi) above; (viii) Non-recourse Purchase Money Indebtedness; (ix) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the notes pursuant to Article 8 hereof, or to redeem, satisfy or discharge the notes pursuant to Article 13; (x) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to clause (a) of Section 4.03), provided that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (x), together with all Indebtedness Incurred pursuant to clause (xi) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (x), at any one time outstanding does not exceed $100,000,000; provided that up to $25,000,000 of such amount may be borrowed by Foreign Subsidiaries; (xi) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i), (vii) and (x) of this paragraph (including Indebtedness previously Incurred pursuant to this clause (xi)) and (b) Indebtedness Incurred pursuant to clause (a) of Section 4.03, provided that, in the case of each of the foregoing clauses (a) and (b), such Indebtedness is Permitted Refinancing Indebtedness; and (xii) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees of the same or similar matters in connection with the acquisition or disposition of Property.

        “Permitted Investments” means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in (a) any Person that shall, upon the making of such Investment, become a Restricted Subsidiary or (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary; (vi) any Investment made as a result of the receipt of non-cash consideration of securities from asset sales, provided that such asset sales are made in compliance with Section 4.06; (vii) Investments in negotiable instruments held for collection; lease, utility and other similar deposits; and stock, obligations or other securities received in settlement of debts (including under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) relocation allowances for, and advances and loans to, officers, directors and employees of the Company or any of its Restricted Subsidiaries; provided such items do not exceed in the aggregate $3,000,000 at any one time outstanding; (ix) Investments intended to promote the Company’s strategic objectives in the Oil and Gas Business in an amount not to exceed 15% of Adjusted Consolidated Net Tangible Assets (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (x) Investments made pursuant to Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (xi) Investments in Exchanged Properties; (xii) Investments acquired solely in exchange for the issuance of Capital Stock of the Company; (xiii) any Investment received in exchange for the Capital Stock of an Unrestricted Subsidiary and Investments owned by an Unrestricted Subsidiary upon its re-designation as a Restricted Subsidiary; and (xiv) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (xiii) above).

        “Permitted Liens” means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Securities, any Subsidiary Guaranties and other obligations arising under this Indenture; (iii) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries; (iv) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Restricted Subsidiaries; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their Property (including (a) easements, rights of way and similar encumbrances, (b) leases, licenses, subleases and sublicenses of assets, including, without limitation, real property (other than Capital Lease Obligations) and intellectual property rights, (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation laws, unemployment insurance laws, social security laws or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, (f) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases, and (g) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property (other than Trade Accounts Payable)); (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time; (vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an aggregate amount (together with the amount of any unstayed judgments against the Company or any Restricted Subsidiary but excluding any such Liens to the extent securing insured or indemnified judgments or orders) in excess of $25,000,000; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries so long as such Permitted Hedging Agreements are permitted under Section 4.03; (ix) Liens securing Purchase Money Indebtedness or Capital Lease Obligations, provided that such Liens attach only to the Property acquired with the proceeds of such Purchase Money Indebtedness or the Property that is the subject of such Capital Lease Obligations; (x) Liens securing Non-recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations), provided that (a) such Liens attach only to the fixed assets acquired with the proceeds of such Non-recourse Purchase Money Indebtedness and (b) such Non-recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or legally defeasing or satisfying and discharging Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted by Section 4.04; (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary to secure obligations of such Person and any refinancings thereof; (xiii) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv), (ix) and (x) above; provided, however, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon and accessions thereto) subject to the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xiv) Liens in favor of the Company or a Restricted Subsidiary; and (xv) Liens not otherwise permitted by clauses (i) through (xiv) above incurred in the ordinary course of business of the Company and its Restricted Subsidiaries and encumbering Property having an aggregate Fair Market Value not in excess of $10,000,000 at any one time. Notwithstanding anything in this paragraph to the contrary, the term “Permitted Liens” shall not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payments and Reserve Sales other than (a) any such Liens existing as of the Issue Date, (b) Production Payments and Reserve Sales in connection with the acquisition of any Property after the Issue Date, provided that any such Lien created in connection therewith is created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, such Property, (c) Production Payments and Reserve Sales, other than those described in clauses (a) and (b) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 4.06 and (d) incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary; provided, however, that, in the case of the immediately foregoing clauses (a), (b), (c) and (d), any Lien created in connection with any such Production Payments and Reserve Sales shall be limited to the Property that is the subject of such Product Payments and Reserve Sales.

        “Permitted Refinancing Indebtedness” means Indebtedness (“new Indebtedness”) Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness (“old Indebtedness”); provided, however, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and (b) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life of the old Indebtedness at such time, (iv) such new Indebtedness is subordinated in right of payment to the Securities (or, if applicable, the Subsidiary Guarantees) to at least the same extent, if any, as the old Indebtedness and (v) if such old Indebtedness is Non-recourse Purchase Money Indebtedness or Indebtedness that refinanced Non-recourse Purchase Money Indebtedness, such new Indebtedness satisfies clauses (i) and (ii) of the definition of “Non-recourse Purchase Money Indebtedness.”

        “Permitted Short-Term Investments” means (i) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term Indebtedness is rated “A” (or higher) according to Moody’s, (iii) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits have been made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $20,000,000 in the aggregate, (iv) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii), (v) Investments in commercial paper or notes, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a short-term rating at the time as of which any Investment therein is made of “P-1" (or higher) according to Moody’s or “A-1” (or higher) according to S&P or a long-term rating at the time as of which any Investment is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P, (vi) Investments in any money market mutual fund having assets in excess of $250,000,000 substantially all of which consist of other obligations of the types described in clauses (i), (ii), (iv) and (v) hereof and (vii) Investments in asset-backed securities maturing within one year of the date of acquisition thereof with a long-term rating at the time as of which any Investment therein is made of “A3” (or higher) according to Moody’s or “A-” (or higher) according to S&P.

        “Person” means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

        “Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; provided however, that “Preferred Stock” shall not include Redeemable Stock.

        “Principal” of any Indebtedness (including the Securities) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

        “Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

        “Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

        “Rating Agencies” means (i) S&P and Moody’s or (ii) if S&P or Moody’s or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

        “Redeemable Stock” of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company. Notwithstanding the foregoing, any Capital Stock that would fail to qualify as Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale, will constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04.

        “Representative” means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

        “Restricted Payment” means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company’s shareholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock, or any options, warrants or other rights to acquire Capital Stock or Redeemable Stock, of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, legally defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Indebtedness of the Company or a Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities or the relevant Subsidiary Guaranty, as the case may be, provided that this clause (iii) shall not include any such payment with respect to (a) any such subordinated Indebtedness to the extent of Excess Proceeds remaining after compliance with Section 4.06 and to the extent required by the indenture or other agreement or instrument pursuant to which such subordinated Indebtedness was issued or (b) the purchase, repurchase or other acquisition of any such subordinated Indebtedness purchased in anticipation of satisfying a scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, in each case due within one year of the date of acquisition, or (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person.

        “Restricted Subsidiary” means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary pursuant to Section 4.15.

        “Rule 144A” means Rule 144A under the Securities Act, as amended from time to time.

        “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

        “Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Subsidiary of such Person or between one or more Wholly Owned Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

        “SEC” means the Securities and Exchange Commission.

        “Senior Indebtedness” when used with respect to the Company means the obligations of the Company with respect to Indebtedness of the Company, whether outstanding on the date hereof or thereafter created (including Indebtedness under the Bank Credit Facilities), Incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities; provided, however, that Senior Indebtedness of the Company shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness Incurred in violation of this Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when Incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Pari Passu Indebtedness or Subordinated Indebtedness of the Company, (viii) Indebtedness of the Company that is represented by Redeemable Stock, (ix) Indebtedness evidenced by the Securities and (x) in-kind obligations relating to net oil and gas balancing positions. Senior Indebtedness of any Subsidiary Guarantor has a correlative meaning, provided, however, that clause (i) above shall be deemed to refer to Indebtedness of any Subsidiary Guarantor to the Company or any Subsidiary of the Company.

        “Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission, as in effect on the date hereof.

        “Stated Maturity,” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        “Subordinated Indebtedness” means Indebtedness of the Company (or a Subsidiary Guarantor) that is subordinated or junior in right of payment to the Securities (or a Subsidiary Guaranty, as appropriate) pursuant to a written agreement to that effect.

        “Subsidiary” of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (a) the first Person, (b) the first Person and one or more of its Subsidiaries or (c) one or more of the first Person’s Subsidiaries or (ii) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

        “Subsidiary Guarantors” means, unless released from their Subsidiary Guarantees as permitted by this Indenture, any Restricted Subsidiary that becomes a guarantor of the Securities in compliance with the provisions of this Indenture and executes a supplemental indenture agreeing to be bound by the terms of this Indenture.

        “Subsidiary Guaranty” means an unconditional, unsecured senior subordinated guaranty of the Securities given by any Restricted Subsidiary pursuant to the terms of this Indenture.

        “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.03 hereof; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

        “Trade Accounts Payable” means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

        “Treasury Rate” means the yield to maturity at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2009. However, if the period from the redemption date to December 15, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

        “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

        “Unrestricted Subsidiary” means (i) each Subsidiary of the Company that the Company has designated pursuant to Section 4.15 as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

        “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        “Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

        “Wholly Owned Subsidiary” means, at any time, a Restricted Subsidiary of the Company all the Voting Stock of which (other than directors’ qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

        SECTION 1.02     Other Definitions.

Term	Defined in Section

"Bankruptcy Law"	6.01
"Change of Control Offer"	4.09
"Change of Control Payment"	4.09
"Change of Control Payment Date"	4.09
"Claiming Guarantor"	11.02
"Contributing Party"	11.02
"covenant defeasance option"	8.01(b)
"Custodian"	6.01
"Event of Default"	6.01
"Excess Proceeds"	4.06
"Global Security"	Appendix A
"Initial Securities"	Preamble
"legal defeasance option"	8.01(b)
"Legal Holiday"	14.08
"Obligations"	11.01
"Offer Amount"	4.06
"Offer Period"	4.06
"OID"	2.01
"Original Securities"	2.01
"pay its Subsidiary Guaranty"	12.03
"pay the Securities"	10.03
"Paying Agent"	2.04
"Payment Blockage Notice"	10.03
"Payment Blockage Period"	10.03
"Permitted Consideration"	4.06
"Prepayment Offer"	4.06
"Prepayment Offer Notice"	4.06
"Purchase Date"	4.06
"Registrar"	2.04
"Successor Company"	5.01

        SECTION 1.03     Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

        “Commission” means the SEC.

        “indenture securities” means the Securities.

        “indenture security holder” means a Securityholder.

        “indenture to be qualified” means this Indenture.

        “indenture trustee” or “institutional trustee” means the Trustee.

        “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        SECTION 1.04     Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “including” means including without limitation;

(4) words in the singular include the plural and words in the plural include the singular;

(5) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(7) unless otherwise specified herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

        SECTION 1.05 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

        (b)               The ownership of Securities shall be proved by the Security Register.

        (c)               Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Subsidiary Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

        (d)               The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (e)               If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

        If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

    (f)        For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

        SECTION 1.06     Separability Clause. In case any provision in this Indenture or in the Securities or Subsidiary Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 1.07     Independence of Covenants. Unless otherwise provided herein, all covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

ARTICLE 2

The Securities

        SECTION 2.01     Amount of Securities; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be identical in all respects other than issue price and issuance dates and as to denomination. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount (“OID”) for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.

        Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of $200,000,000 (the “Original Securities”). With respect to any Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors and, subject to Section 2.03, set forth or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

(1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

(2) the aggregate principal amount of such Securities which may be authenticated and delivered under this Indenture, which amount shall be specified therein and may be unlimited;

(3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

(4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

(5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

        If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the trust indenture supplementary thereto setting forth the terms of the series. References in this Indenture to Securities shall include any additional Securities issued after the Issue Date, unless the context otherwise requires.

        SECTION 2.02     Form and Dating. Provisions relating to the Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Securities of each series and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. Initial Securities and Exchange Securities shall be deposited upon issuance with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of an offering pursuant to Regulation S and the original issue date of such Securities pursuant to Regulation S (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in Securities issued pursuant to Rule 144A in accordance with the transfer and certification requirements described in this Indenture. The aggregate principal amount of the Initial Securities or the Exchange Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and for the Depositary or its nominee as hereinafter provided. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

        SECTION 2.03     Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company’s seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

        If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

        A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

        SECTION 2.04      Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

        SECTION 2.05      Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

        SECTION 2.06      Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        SECTION 2.07      Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

        Every replacement Security is an additional obligation of the Company.

        SECTION 2.08      Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

        If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

        SECTION 2.09      Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

        SECTION 2.10      Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall, upon written request, deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

        SECTION 2.11      Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

        SECTION 2.12      CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE 3

Redemption

        SECTION 3.01      Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

        The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

        SECTION 3.02      Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed at any time, selection of Securities for redemption may be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such other method that the Trustee shall deem fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

        SECTION 3.03      Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

        At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

        SECTION 3.04      Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05      Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

        SECTION 3.06      Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

Covenants

        SECTION 4.01      Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

        The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        SECTION 4.02      SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of Securities with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act, and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent auditors; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings. The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.

        SECTION 4.03      Limitation on Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness unless, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and either (a) after giving pro forma effect to such Incurrence and application, the Consolidated Interest Coverage Ratio would exceed 2.5 to 1.0 or (b) such Indebtedness is Permitted Indebtedness.

        In the event that an item of Indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) could be Incurred pursuant to more than one of the provisions of Permitted Indebtedness, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in (and to have Incurred such Indebtedness pursuant to) one of the clauses of Permitted Indebtedness; and an item of Indebtedness (including Indebtedness Incurred by the Company to banks or other lenders) may for this purpose be divided into more than one of the types of Permitted Indebtedness. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.03; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued.

        Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that (1) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the date of the indenture will be calculated based on the relevant currency exchange rate in effect on the date of the indenture, and (2) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        SECTION 4.04      Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment, (i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on September 30, 2001, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

(B) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after September 30, 2001 from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

(C) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after September 30, 2001, plus

(D) the aggregate net cash proceeds received by the Company from the issuance or sale (other than to any Subsidiary of the Company) on or after September 30, 2001 of convertible Indebtedness that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange or received by the Company from any conversion or exchange of convertible Senior Indebtedness or convertible PariPassu Indebtedness issued or sold (other than to any Subsidiary of the Company) prior to the Issue Date, plus

(E) to the extent not otherwise included in the Company’s Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary.

        (b) The limitations set forth in paragraph (a) above shall not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted):

(i) the payment of any dividend on Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (a) above;

(ii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries held by any current or former officers, directors or employees of the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors, including any such repurchase, redemption, acquisition or retirement of shares of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchases, redemptions, acquisitions and retirements shall not exceed the sum of (a) $4,000,000 in any twelve-month period and (b) the aggregate net proceeds, if any, received by the Company during such twelve-month period from any issuance of such Capital Stock pursuant to such agreements or plans;

(iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, an issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company, within 90 days of such purchase, redemption or other acquisition or retirement;

(iv) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, an issuance and sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, for the benefit of their employees) of Capital Stock of the Company, within 90 days of such principal payment, repurchase, redemption, legal defeasance or acquisition or retirement;

(v) the making of any principal payment on or the repurchase, redemption, legal defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of an Incurrence (other than a sale to a Subsidiary of the Company) of Subordinated Indebtedness, within 90 days of such principal payment, repurchase, redemption, legal defeasance or other acquisition or retirement, so long as such new Indebtedness is Permitted Refinancing Indebtedness and (A) has an Average Life that is longer than the Average Life of the Securities and (B) has a Stated Maturity for its final scheduled principal payment that is more than one year after the Stated Maturity of the final scheduled principal payment of the Securities;

(vi) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the net cash proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (vi);

(vii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of subordinated Indebtedness with any Excess Proceeds that remain after consummation of a Prepayment Offer;

(viii) the redemption, repurchase, acquisition or retirement of equity interests in any Restricted Subsidiary; and

(ix) other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date.

The actions described in clauses (i), (ii) and (ix) of this paragraph (b) shall be included in the calculation of the amount of Restricted Payments. The actions described in clauses (iii), (iv), (v), (vi), (vii) and (viii) of this paragraph (b) shall be excluded in the calculation of the amount of Restricted Payments, provided that the net cash proceeds from any issuance or sale of Capital Stock of the Company pursuant to such clause (iii), (iv) or (vi) shall be excluded from any calculations pursuant to clause (B) or (C) under the immediately preceding paragraph (a).

        (c)     In computing Consolidated Net Income of the Company under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company’s financial statements affecting Consolidated Net Income of the Company for any period.

        (d)     For purposes of determining compliance with the foregoing covenant:

o	in the event that a Restricted Payment meets the criteria of more than one of the above provisions, the Company, in its sole discretion, may classify or reclassify such Restricted Payment (including as a Permitted Investment) and only be required to include the amount and type of such Restricted Payment in (and to have made such Restricted Payment pursuant to) one of the above clauses; and

o	a Restricted Payment may for this purpose be divided into more than one of the types of Restricted Payments described above.

        SECTION 4.05      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock, or pay any Indebtedness or other obligation owed, to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its Property to the Company or any other Restricted Subsidiary. Such limitation shall not apply (a) with respect to clauses (i), (ii) and (iii), to encumbrances and restrictions (1) in the Bank Credit Facilities and other agreements and instruments, in each case as in effect on the Issue Date, (2) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary, (3) arising or existing by reason of applicable law or any applicable rule, regulation or order including of any regulatory body, (4) relating to restrictions on cash or other deposits or net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business, (5) existing under or by reason of provisions in joint venture or similar agreements customary for such transactions and applicable only to the assets that are the subject of such agreements, or (6) which result from the renewal, refinancing, extension or amendment of an agreement that is the subject of clause (a)(1), (2), (3), (4) or (5) above or clause (b)(1) or (2) below, provided that such encumbrance or restriction is not materially less favorable to the Holders of Securities than those under or pursuant to the agreement so renewed, refinanced, extended or amended, and (b) with respect to clause (iii) only, to (1) any restriction on the sale, transfer or other disposition of Property relating to Indebtedness that is permitted to be Incurred and secured under Sections 4.03 and 4.10, (2) any encumbrance or restriction applicable to Property at the time it is acquired by the Company or a Restricted Subsidiary, so long as such encumbrance or restriction relates solely to the Property so acquired and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder and (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

        SECTION 4.06      Limitation on Asset Sales. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps) or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Securities) or liabilities of any Restricted Subsidiary that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guaranty), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities (“Permitted Consideration”); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such Property other than Permitted Consideration received from Asset Sales and held by the Company or any Restricted Subsidiary at any one time outstanding shall not exceed 10.0% of Adjusted Consolidated Net Tangible Assets.

        The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company, such Restricted Subsidiary or another Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Subsidiary Guarantor), to (i) prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company), (ii) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Securities or purchase both Securities and one or more series or issues of other Pari Passu Indebtedness on a pro rata basis (excluding Securities and Pari Passu Indebtedness owned by the Company or an Affiliate of the Company). Pending any reinvestment pursuant to clause (ii) above, the Company may temporarily prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor.

        (b)     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall be required to make an offer to purchase Securities having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the “Prepayment Offer”) at a purchase price equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth herein, but, if the terms of any PariPassu Indebtedness require that a PariPassu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such PariPassu Offer in accordance with the aggregate outstanding principal amounts of the Securities and such PariPassu Indebtedness, and the aggregate principal amount of Securities for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Securities tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds shall be allocated pro rata according to the principal amount of the Securities tendered and the Trustee shall select the Securities to be purchased in accordance herewith. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase as described in the following paragraph in accordance with this Indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by this Indenture and the amount of Excess Proceeds shall be reset to zero.

        (c)     (1) Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Securities pursuant to the preceding paragraph, send a written Prepayment Offer notice, by first-class mail, to the Trustee and the Holders of the Securities (the “Prepayment Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes shall enable such Holders of the Securities to make an informed decision with respect to the Prepayment Offer (which at a minimum shall include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q of the Company and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials, or corresponding successor reports (or, during any time that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, corresponding reports prepared pursuant to Section 4.02), (ii) a description of material developments in the Company’s business subsequent to the date of the latest of such reports and (iii) if material, appropriate pro forma financial information). The Prepayment Offer Notice shall state, among other things, (i) that the Company is offering to purchase Securities pursuant to the provisions of this Indenture, (ii) that any Security (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the “Purchase Date”), (v) the aggregate principal amount of Securities to be purchased, (vi) a description of the procedure which Holders of Securities must follow in order to tender their Securities and the procedures that Holders of Securities must follow in order to withdraw an election to tender their Securities for payment and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Prepayment Offer.

        (2)     Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Permitted Short-Term Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

        (3)     Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $2,000, or integral multiples of $1,000, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        (4)     At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

        (d)     The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described above by virtue thereof.

        SECTION 4.07      Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $5,000,000 but less than $10,000,000, an Officer certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by an Officer’s Certificate delivered to the Trustee or (b) $10,000,000, the Board of Directors (including a majority of the disinterested members of such Board of Directors) approves such transaction or series of transactions and certifies that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

        The limitations of the preceding paragraph do not apply to (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person’s charter, bylaws and applicable statutory provisions, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans made (a) to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or by a duly authorized Officer), the proceeds of which are used solely to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options, or (b) to refinance loans, together with accrued interest thereon, made pursuant to this clause (iv), (v) advances and loans to officers, directors and employees of the Company or any Subsidiary, provided such loans and advances (excluding loans or advances made pursuant to the preceding clause (iv)) do not exceed $5,000,000 at any one time outstanding, (vi) any Restricted Payment permitted to be paid pursuant to Section 4.04, (vii) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 10% of the total voting power of the Voting Stock of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary) and (viii) any transaction or series of transactions pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries in effect on the Issue Date.

        SECTION 4.08      [Intentionally Omitted]

        SECTION 4.09      Change of Control. (a) Upon the occurrence of a Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $2,000 in principal amount or integral multiples of $1,000) of such Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).

        (b)     Within 30 days following any Change of Control or, at the Company’s option, prior to such Change of Control but after the public announcement thereof, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred or is expected to occur, as applicable, and a Change of Control Offer is being made pursuant to this Indenture and that all Securities (or portions thereof) properly tendered shall be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company mails such notice and which may not be prior to the Change of Control (the “Change of Control Payment Date”); (iii) that any Security (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Securities (or portions thereof) not properly tendered shall continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Securities pursuant to the Change of Control Offer.

        (c)     Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

        (d)     On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Payment payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section.

        (e)     On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Payment. In the event that the aggregate Change of Control Payment is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

        (f)     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

        (g)     The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 4.10      Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, Incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Securities or any Subsidiary Guaranty of such Restricted Subsidiary, as applicable, are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, Incur, assume or suffer to exist Liens securing Senior Indebtedness and Permitted Liens.

        SECTION 4.11      Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

        SECTION 4.12      Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

        SECTION 4.13      Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary that (i) Incurs Indebtedness or issues Preferred Stock following the Issue Date or (ii) has Indebtedness or Preferred Stock outstanding on the date on which such Restricted Subsidiary becomes a Restricted Subsidiary, to execute and deliver to the Trustee a Subsidiary Guaranty at the time such Restricted Subsidiary Incurs such Indebtedness or becomes a Restricted Subsidiary and a supplemental indenture in the form of Exhibit B pursuant to which such Subsidiary shall guaranty payment of the Securities as provided in Section 11.06; provided, however, that (a) such Restricted Subsidiary shall not be required to deliver a Subsidiary Guaranty if the aggregate amount of such Indebtedness or Preferred Stock, together with all other Indebtedness and Preferred Stock then outstanding (i) of such Restricted Subsidiary, is less than $10,000,000 and (ii) among Restricted Subsidiaries that are not Subsidiary Guarantors is less than $25,000,000, and (b) any Foreign Subsidiary shall not be required to deliver a Subsidiary Guarantee as a result of the incurrence of Indebtedness pursuant to the proviso in clause (x) of the definition of “Permitted Indebtedness.”

        SECTION 4.14      Incurrence of Layered Indebtedness. (i) The Company shall not Incur any Indebtedness which is subordinated or junior in right of payment to any Senior Indebtedness of the Company unless such Indebtedness constitutes Indebtedness which is junior to, or paripassuwith, the Securities in right of payment and (ii) no Subsidiary Guarantor shall Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness constitutes Indebtedness which is junior to, or paripassu with, such Subsidiary Guarantor’s Subsidiary Guaranty in right of payment. For purposes of this Indenture, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

        SECTION 4.15      Restricted and Unrestricted Subsidiaries. Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not at such time own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, (ii) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii)(a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (b) the Subsidiary to be so designated has total assets of $1,000 or less or (c) if such Subsidiary has assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company’s direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under Section 4.04. Except as provided in the immediately preceding sentence, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee. Upon designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section, such Restricted Subsidiary shall, by delivery of a supplemental indenture in form satisfactory to the Trustee, be released from any Subsidiary Guaranty previously made by such Subsidiary.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness pursuant to clause (a) of Section 4.03 and (ii) no Default or Event of Default would occur or be continuing.

        SECTION 4.16      Suspension of Certain Covenants. In the event of the occurrence of a Fall Away Event, (a) the covenants and provisions contained hereunder under Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07 and Section 4.13 shall each no longer be in effect for the remaining term of the Notes, subject to the following paragraph, and (b) the Company will no longer be subject to the financial test set forth in clause (iv) of Section 5.01(i).

        If, at any time after the occurrence of a Fall Away Event, the Company fails to maintain Investment Grade status, then the covenants which are no longer in effect pursuant to the preceding paragraph shall thereafter be reinstated and be applicable to the Company and its Restricted Subsidiaries pursuant to the terms of the Indenture unless and until a subsequent Fall Away Event occurs; provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring after the occurrence of a Fall Away Event and before any reinstatement of such covenants as provided above, or any actions taken at any time pursuant to any contractual obligation arising prior to such reinstatement, regardless of whether such actions or events would have been permitted if the applicable covenants remained in effect during such period.

ARTICLE 5

Successor Company

        SECTION 5.01      When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any Person, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all the property of the Company and its Restricted Subsidiaries, taken as a whole, unless:

(i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; (ii) in the case of a conveyance, transfer or lease of all or substantially all the Property of the Company and its Restricted Subsidiaries, taken as a whole, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; (iii) immediately after giving effect to such transaction (and treating, for purposes of this clause (iii) and clause (iv) below, any Indebtedness which becomes or is anticipated to become an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; (iv) other than with respect to the consolidation of the Company with or merger of the Company with or into, or the conveyance, transfer or lease of all or substantially all of the Property of the Company and its Restricted Subsidiaries, taken as a whole, to a Wholly Owned Subsidiary, immediately after giving effect to such transactions, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to clause (a) of Section 4.03; and (v) the Company shall have delivered to the Trustee an Officer’s Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. The provisions of clauses (i), (ii), (iii), (iv) and (v) above shall not apply to any transactions which constitute an Asset Sale if the Company complies with Section 4.06.

        The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

        SECTION 5.02      When a Subsidiary Guarantor May Merge or Transfer Assets. The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its Property to, any Person (other than the Company or any other Subsidiary Guarantor) unless:

(a) the Successor Company (if not such Subsidiary) shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a supplemental indenture, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty; (b) in the case of a conveyance, transfer or lease of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been so conveyed, transferred or leased as an entirety or virtually as an entirety to one Person; (c) immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing and (d) the Company shall have delivered to the Trustee an Officers’ Certificate, stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. The provisions of clauses (a), (b), (c) and (d) above shall not apply to any transactions which constitute an Asset Sale if the Company has complied with Section 4.06.

        The Successor Company shall be the successor to the applicable Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of such Subsidiary Guarantor under its Subsidiary Guaranty, but the predecessor Subsidiary Guarantor in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE 6

Defaults and Remedies

        SECTION 6.01     Events of Default. The following events shall be "Events of Default":

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

(3) the Company or any Subsidiary Guarantor fails to comply with Article 5;

(4) default in the performance, or breach, of any covenant or warranty of the Company or any Subsidiary Guarantor in this Indenture (other than a covenant or warranty addressed in clauses (1), (2) or (3) above) and continuance of such default or breach for a period of 60 days after the notice specified below;

(5) default by the Company or any Restricted Subsidiary under any Indebtedness for borrowed money (other than Non-recourse Purchase Money Indebtedness) of the Company or any Restricted Subsidiary which results in acceleration of the maturity of such Indebtedness, or the failure to pay such Indebtedness at maturity, in an amount greater than $20,000,000 or its foreign currency equivalent at the time if such Indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after the notice specified below;

(6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(D) grants any similar relief under any foreign laws; and in each such case the order or decree remains unstayed and in effect for 60 days;

(8) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount outstanding at any time in excess of $20,000,000 and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; or

(9) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

        The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

        The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

        A Default under clause (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company (and in the case of such notice by Holders, the Trustee) in writing of such Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event which with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

        SECTION 6.02      Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of the Securities to be due and payable. Upon such a declaration, such principal shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) occurs, the principal of the Securities shall automatically and without any action by the Trustee or any Holder, become immediately due and payable. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        SECTION 6.03      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        SECTION 6.04      Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

        SECTION 6.05      Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnity against all losses and expenses caused by taking or not taking such action.

        SECTION 6.06      Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

        The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

        SECTION 6.07      Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in this Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        SECTION 6.08      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

        SECTION 6.09      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

        SECTION 6.10     Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

        SECTION 6.11      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

        SECTION 6.12      Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

        SECTION 7.01      Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

        (b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

        (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

        (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

        SECTION 7.02      Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b)     Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

        (c)     The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)     The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

        (e)     The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        SECTION 7.03      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        SECTION 7.04      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

        SECTION 7.05      Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

        The Trustee is not required to take notice or deemed to have notice of any Event of Default with respect to the Securities, except an Event of Default under Section 6.01(1) or 6.01(2) hereof, unless a Trust Officer shall have received written notice of such Event of Default from the Company, any Subsidiary Guarantor or any Securityholder or unless a Trust Officer shall otherwise have knowledge thereof.

        SECTION 7.06      Reports by Trustee to Holders. (a)  As promptly as practicable after each May 15 beginning with May 15, 2005, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 each year that complies with TIA Section 313(a), if and to the extent required by said subsection. The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

        (b)        Upon written request by the Trustee, the Company will furnish or cause to be furnished to the Trustee within 30 days after the receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that is and so long as the Trustee shall be the security registrar, no such list need be furnished.

        SECTION 7.07      Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company’s consent, such consent not to be unreasonably withheld.

        To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

        The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

        SECTION 7.08      Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

        SECTION 7.09      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

        In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

        SECTION 7.10      Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

        SECTION 7.11      Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

        SECTION 8.01      Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

        (b)     Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.13, 4.14 and 4.15, the operation of Sections 6.01(4) (to the extent relating to such other Sections), 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries), its obligations under Sections 5.01(iv) and 5.02 and the related operation of Section 6.01(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(3) and 6.01(4) (with respect to the provisions of Articles 4 and 5 referred to in the immediately preceding paragraph) and Sections 6.01(5), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations under its Subsidiary Guaranty.

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

        (c)     Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 and Appendix A shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.05 shall survive.

        SECTION 8.02      Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

        Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

        SECTION 8.03      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

        SECTION 8.04      Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

        SECTION 8.05      Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

        SECTION 8.06      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

        SECTION 9.01      Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor (or Representatives therefor) under Article 10 or Article 12, respectively;

(5) to add or to remove Subsidiary Guarantors when permitted by the terms hereof, or to secure the Securities;

(6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

(8) to make any change that does not adversely affect the rights of any Securityholder in any material respect (it being understood that any amendment described in clause (1) above made solely to conform this Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Securityholders).

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Designated Senior Indebtedness then outstanding unless the holders of such Designated Senior Indebtedness (or their Representative) consent in writing to such change.

        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.02      With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities. However, without the consent of each Securityholder affected thereby an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the amount payable upon the redemption or repurchase of any Security in accordance with Article 3 or Section 4.06 or 4.09, or change the time at which any Security may be redeemed in accordance with Article 3;

(5) at any time after a Change of Control or an Asset Sale has occurred, change the time at which the Change of Control Offer or Prepayment Offer relating thereto must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer or make any other changes to Sections 4.06 or 4.09 or the definitions related thereto;

(6) make any Security payable in a currency other than that stated in the Security;

(7) make any change in Article 10 or Article 12 that adversely affects the rights of any Securityholder under Article 10 or Article 12;

(8) make any change in any Subsidiary Guaranty that would adversely affect the Securityholders;

(9) impair the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder’s Securities or any Subsidiary Guaranty;

(10) release any security that may have been granted to the Trustee in respect of the Securities; or

(11) make any change in Section 6.04 or 6.07 or the second sentence of this Section.

        It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

        An amendment under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Designated Senior Indebtedness then outstanding unless the holders of such Designated Senior Indebtedness (or their Representative) consent in writing to such change.

        After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

        SECTION 9.03      Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

        SECTION 9.04      Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

        SECTION 9.05      Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

        SECTION 9.06      Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if such amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        SECTION 9.07      Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subordination

        SECTION 10.01      Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the payment when due of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank paripassu with all existing and future Pari Passu Indebtedness of the Company (including the Company’s 8¼% Senior Subordinated Notes due 2011) and senior to all future Subordinated Indebtedness of the Company, and only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

        SECTION 10.02      Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

(2) until such Senior Indebtedness is paid in full, any distribution made by or on behalf of the Company to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that all Securityholders may receive and retain shares of stock and any debt securities that are subordinated to all Senior Indebtedness of the Company to at least the same extent as the Securities.

        SECTION 10.03      Default on Senior Indebtedness. The Company may not pay the principal of, premium, if any, on or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (i) any principal, premium, if any, interest or other amounts due in respect of any Senior Indebtedness of the Company is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a “Payment Blockage Notice”) and ending 179 days after receipt of such notice by the Company and the Trustee unless earlier terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Payment Blockage Notice, (ii) because such Designated Senior Indebtedness has been repaid in full or (iii) because the default giving rise to such Payment Blockage Notice is no longer continuing. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the Securities after the end of such Payment Blockage Period. No more than one Payment Blockage Notice may be given in any consecutive 360-day period regardless of the number of defaults with respect to one or more issues of Senior Indebtedness. No default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made for the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days subsequent to the end of such initial Payment Blockage Period.

        SECTION 10.04      Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

        SECTION 10.05      When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        SECTION 10.06      Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

        SECTION 10.07      Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

(1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

        SECTION 10.08      Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

        SECTION 10.09      Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        SECTION 10.10      Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

        SECTION 10.11      Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

        SECTION 10.12      Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

        SECTION 10.13      Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

        SECTION 10.14      Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

        SECTION 10.15      Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

        SECTION 10.16      Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 11

Subsidiary Guaranties

        SECTION 11.01      Guaranties. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

        Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Subsidiary Guarantor.

        Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

        Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

        Except as expressly set forth in Sections 4.15, 5.02 and 8.01(b), the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

        Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

        In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

        Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full in cash of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

        Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

        SECTION 11.02      Contribution. Each of the Company and any Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Articles 10 and 12) that, in the event a payment shall be made by any other Subsidiary Guarantor under any Subsidiary Guaranty (the “Claiming Guarantor”), the Contributing Party shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction, the numerator of which shall be the net worth of the Contributing Party on the date hereof and the denominator of which shall be the aggregate net worth of the Company and all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 9.01, the date of the amendment hereto executed and delivered by such Subsidiary Guarantor).

        SECTION 11.03      Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

        SECTION 11.04      No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

        SECTION 11.05      Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

        SECTION 11.06      Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.13 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

ARTICLE 12

Subordination of Subsidiary Guaranties

        SECTION 12.01      Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the payment when due of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank paripassu with all existing and future PariPassuIndebtedness of such Subsidiary Guarantor and senior to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor, and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor’s Guarantee of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

        SECTION 12.02      Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

(1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

(2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full, any distribution made by or on behalf of such Subsidiary Guarantor to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor.

        SECTION 12.03      Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, “pay its Subsidiary Guaranty”) if (i) any Senior Indebtedness of such Subsidiary Guarantor is not paid within any applicable grace period (including at maturity) or (ii) any other default on Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of each issue of Senior Indebtedness of such Subsidiary Guarantor. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Blockage Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of Designated Senior Indebtedness giving such Payment Blockage Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescinded such acceleration, any Subsidiary Guarantor may resume (unless otherwise prohibited as described in the first sentence of this paragraph) payments pursuant to its Subsidiary Guaranty after such Payment Blockage Period.

        SECTION 12.04      Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand.

        SECTION 12.05      When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

        SECTION 12.06      Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

        SECTION 12.07      Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

(1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 11 or the relevant Subsidiary Guaranty; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

        SECTION 12.08      Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

        SECTION 12.09      Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives written notice satisfactory to it that payments may not be made under this Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative may give the notice.

        The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

        SECTION 12.10      Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

        SECTION 12.11      Article 12 Not To Prevent Defaults Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 11 or the relevant Subsidiary Guaranty.

        SECTION 12.12      Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities or any Subsidiary Guaranty shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or any Subsidiary Guarantor or subject to the restrictions set forth in this Article 12, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any Subsidiary Guarantor or any holder of Senior Indebtedness of the Company or any Subsidiary Guarantor or any other creditor of the Company or any Subsidiary Guarantor.

        SECTION 12.13      Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

        SECTION 12.14      Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

        SECTION 12.15      Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.

        SECTION 12.16      Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 13

Satisfaction and Discharge

        SECTION 13.01      Satisfaction and Discharge.

        Other than in connection with a defeasance of the Securities pursuant to Article 8 hereof, this Indenture will be discharged and will cease to be of further effect as to all Securities issued hereunder, when:

(1) either:

(a) all Securities that have been authenticated, except lost, stolen or destroyed Securities that have been replaced (pursuant to Section 2.07) or paid and Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default under clauses (1) or (2) of Section 6.01 has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.01, the provisions of Sections 13.02 and 8.04 will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

        SECTION 13.02      Application of Trust Money.

        Subject to the provisions of Section 8.04, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto under this Indenture, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01; provided that (a) if the Company has made any payment of principal of, premium or Special Interest, if any, or interest on, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE 14

Miscellaneous

        SECTION 14.01      Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        SECTION 14.02      Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

        if to the Company or any Subsidiary Guarantor:

Stone Energy Corporation 625 E. Kaliste Saloom Road Lafayette, LA 70508 Telecopy No: (337) 237-0410 Attention: Andrew L. Gates, III

        if to the Trustee:

(1) for payment, registration, transfer, exchange and tender of the Securities:

By Hand: JPMorgan Chase Bank, National Association 2001 Bryan Street, 9th Floor Dallas, TX 75201 By Mail: JPMorgan Chase Bank, National Association 2001 Bryan Street, 9th Floor Dallas, TX 75201

(2) for all other communications relating to the Securities:

JPMorgan Chase Bank, National Association 600 Travis Street, Suite 1150 Houston, TX 77002 Telephone No.: (713) 216-6815 Telecopy No.: (713) 216-6590

        The Company or any Subsidiary Guarantor, on the one hand, or the Trustee, on the other hand, by notice to the other may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. Notices shall be effective only upon receipt.

        SECTION 14.03      Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        SECTION 14.04      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, except to the extent that the Company’s request or application is expressly governed by another provision herein, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 14.05      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 14.06      When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

        SECTION 14.07      Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Paying Agent and any co-registrar may make reasonable rules for their functions.

        SECTION 14.08      Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

        SECTION 14.09      Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        SECTION 14.10      No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 14.11      Successors. All agreements of the Company and any Subsidiary Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 14.12      Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        SECTION 14.13      Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

STONE ENERGY CORPORATION, By: /s/ James H. Prince Name: James H. Prince Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, National Association as Trustee, By: /s/ Carol Logan Name: Carol Logan Title: Vice President

APPENDIX A

FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A, SUBJECT TO THE APPLICABLE PURCHASE AGREEMENT, TO INSTITUTIONAL ACCREDITED INVESTORS, OR PURSUANT TO REGULATION S.

PROVISIONS RELATING TO INITIAL SECURITIES
AND EXCHANGE SECURITIES

        1.        Definitions.

        1.1      Definitions.

        For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

“Depository”means The Depository Trust Company, its nominees and their respective successors.

“Exchange Securities” means the 6 ¾% Senior Subordinated Notes due 2014 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer or a Private Exchange pursuant to a Registration Agreement.

“IAI”means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner &Smith Incorporated, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Howard Weil Incorporated, and Johnson Rice & Company L.L.C.

“Initial Securities” means the 6 ¾% Senior Subordinated Notes due 2014, to be issued from time to time, in one or more series as provided for in this Indenture.

“Original Securities” means Initial Securities in the aggregate principal amount of $200,000,000 issued on December 15, 2004.

“Private Exchange” means the offer by the Company, pursuant to Section 2(f) of the Registration Rights Agreement dated December 15, 2004, or pursuant to any similar provision of any other Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means the 6 ¾% Senior Subordinated Notes due 2014 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

“Purchase Agreement” means the Purchase Agreement dated December 8, 2004, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

“QIB”means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated December 15, 2004, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

“Securities”means the Initial Securities and the Exchange Securities, treated as a single class.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Custodian”means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

        1.2      Other Definitions.

Term	Defined in Section:

"Agent Members"	2.1(b)
"Global Security"	2.1(a)
"Rule 144A"	2.1

        2.        The Securities.

        2.1      Form and Dating.

        (a)       Global Securities. Initial Securities shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a “Global Security”), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of an offering of Securities pursuant to Regulation S and the original issue date of such Securities pursuant to Regulation S (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in Securities issued pursuant to Rule 144A in accordance with the transfer and certification requirements described in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

        (b)       Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

        The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as Securities Custodian.

        Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

        (c)       Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

        2.2      Authentication. The Trustee shall authenticate and deliver: (1) Original Securities for original issue in an aggregate principal amount of $200,000,000, (2) additional Initial Securities, if and when issued, in an unlimited principal amount and (3) Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to a Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities.

        2.3      Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 or Regulation S, each under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(d)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, together with:

(i) certification that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A; (B) to an IAI that has furnished to the Trustee a signed letter, or (C) pursuant to Regulation S; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Security in the appropriate principal amount.

(c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company).

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S, or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(v) The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in any Security offered pursuant to Regulation S may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided however, that the Company may effectuate any such action deemed reasonably necessary by the Company, to the extent that such action complies with the policies and procedures of Euroclear and Clearstream.

(d) Legend. (i) Except as permitted by the following paragraphs (ii), (iii), (iv) and (vi), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        If such Definitive Security is issued pursuant to Regulation S, such Security will also bear the following legend:

        THIS NOTE HAS BEEN OFFERED PURSUANT TO REGULATION S WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. INTERESTS IN THIS NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS NOTE MAY BE MADE UNTIL AFTER THE TERMINATION OF THE RESTRICTED PERIOD OR AS OTHERWISE PERMITTED BY LAW AND CONTEMPLATED BY THE INDENTURE.

        Each Definitive Security will also bear the following additional legend:

        “IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE, REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION INCLUDING, IN THE CASE OF CLAUSES (3) AND (4) ABOVE, AN OPINION OF COUNSEL AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

(A) In the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring that any such Initial Security be issued in global form will cease to apply, and an Initial Security in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without legends.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities be issued in global form will cease to apply, and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers’ Certificate to the Trustee instructing the Trustee to issue Securities without legends.

(v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form will be available to Holders that exchange such Initial Securities in such Private Exchange.

(e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(f) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar’s or co-registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.06, 4.06, 4.09 and 9.05).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4      Certificated Securities.

        (a)     A Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or any event which after notice or lapse of time or both would be an Event of Default has occurred or is continuing, or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

        (b)     Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

        (c)     Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

        (d)     In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

EXHIBIT 1
to APPENDIX A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), EXCEPT THAT THE NOTES MAY BE TRANSFERRED (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (1) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

        IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY, TRUSTEE, REGISTRAR AND/OR TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION, INCLUDING, IN THE CASE OF CLAUSES (3) AND (4) ABOVE, AN OPINION OF COUNSEL, AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

         [Regulation S Legend]

        THIS NOTE HAS BEEN OFFERED PURSUANT TO REGULATION S WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN. INTERESTS IN THIS NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS NOTE MAY BE MADE UNTIL AFTER THE TERMINATION OF THE RESTRICTED PERIOD OR AS OTHERWISE PERMITTED BY LAW AND CONTEMPLATED BY THE INDENTURE.

[FORM OF FACE OF SECURITY]

No.	$__________

6 ¾ Senior Subordinated Note due 2014

CUSIP No. _______

        Stone Energy Corporation, a Delaware corporation, promises to pay to                               , or registered assigns, the principal sum of Dollars, [as revised by the Schedule of Increases and Decreases in Global Security attached hereto], on December 15, 2014.

         Interest Payment Dates: June 15 and December 15.

         Record Dates: June 1 and December 1.

[SIGNATURE PAGE FOLLOWS]

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STONE ENERGY CORPORATION, By:____________________________ Name: Title: By:_____________________________ Name: Title:

Dated:

TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION

JPMORGAN CHASE BANK, National Association

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: _________________________
     Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

6 ¾% Senior Subordinated Note due 2014

1.     Interest.

        (a)     Stone Energy Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

        (b)     Special Interest. The holder of this Security is entitled to the benefits of a Registration Rights Agreement among the Company and the Initial Purchasers named therein (the “Registration Rights Agreement”). Under certain circumstances described in the Registration Rights Agreement, the Holder will be entitled to Special Interest.

2.     Method of Payment.

        The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.     Paying Agent and Registrar.

        Initially, JPMorgan Chase Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.     Indenture.

        The Company issued the Securities under an Indenture dated as of December 15, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured obligations of the Company and may be issued in an unlimited aggregate principal amount at any one time outstanding. [This Security is one of the Original Securities referred to in the Indenture issued in an initial aggregate principal amount of $___________. The Securities include the Original Securities, an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.]* [This Security is one of an unlimited aggregate principal amount of additional Initial Securities that may be issued under the Indenture. The Securities include such additional Securities, the Original Securities in an aggregate principal amount of $200,000,000 previously issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The additional Initial Securities, the Original Securities and the Exchange Securities are treated as a single class of securities under the Indenture.]* The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or any Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or any Subsidiary Guarantor. Certain of the covenants under the Indenture will be suspended or terminated as provided in the Indenture if the Securities have achieved Investment Grade status.

        To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, if any, will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.     Optional Redemption.

        The Securities are redeemable at any time before December 15, 2009, at the option of the Company, in whole but not in part, on not less than 30 nor more than 60 days’ prior notice, at a cash redemption price equal to the Make-Whole Amount, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Make-Whole Amount shall be certified in writing by an Officer of the Company to the Trustee prior to consummating any such redemption.

        The Securities are redeemable at any time on or after December 15, 2009, at the option of the Company, in whole or in part (equal to $2,000 in principal amount or integral multiples of $1,000), on or not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years indicated below:

Year	Redemption Price

2009	103.375%
2010	102.250%
2011	101.125%
2012 and thereafter	100.000%

        Notwithstanding the foregoing, prior to December 15, 2007, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 106.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) with the net proceeds of one or more Equity Offerings of the Company, provided that at least 65% of the aggregate principal amount of the Securities issued under the Indenture remains outstanding after the occurrence of such redemption and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

6.     Sinking Fund.

        The Securities are not subject to any sinking fund.

7.     Notice of Redemption.

        Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.     Subordination.

        The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, any Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor. The Company and each Subsidiary Guarantor, if any, agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.     Repurchase of Securities at the Option of Holders upon Change of Control.

        Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

10.     Denominations; Transfer; Exchange.

        The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.     Persons Deemed Owners.

        The registered Holder of this Security may be treated as the owner of it for all purposes.

12.     Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.     Discharge and Defeasance.

        Subject to certain conditions, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.     Amendment, Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, any Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Subsidiary Guaranties with respect to the Securities and to remove such Subsidiary Guaranties as provided by the terms thereof; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder in any material respect (it being understood that any amendment described in clause (1) above made solely to conform the Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Securityholders).

15.     Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

        Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.     Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.     No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.     Authentication.

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.     Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.     Governing Law.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

21.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________

Date: ________________   Your Signature: _____________________

Signature Guarantee: _______________________________
                                            (Signature must be guaranteed)

________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	[ ] to the Company; or

(2)	[ ] pursuant to an effective registration statement under the Securities Act of 1933; or

(3)

[  ]     to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)

[  ]    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

(5)	[ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

_____________________________
Your Signature

Signature Guarantee:

Date:__________________	__________________________
Signature of Signature Guarantee

Signature must be guaranteed
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee
            ___________________________________________________________

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:__________________	______________________________ NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The initial principal amount of this Global Security is $ ____________. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

        IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

[    ]

        IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT: $

DATE: __________________	YOUR SIGNATURE: _______________________________ (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:	_______________________________________ SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY]

No.	$___________

6¾ % Senior Subordinated Note due 2014

CUSIP No. _______

Stone Energy Corporation, a Delaware corporation,

promises to pay to            , or registered assigns,

the principal sum of             Dollars on December 15, 2014

         Interest Payment Dates: June 15 and December 15

         Record Dates: June 1 and December 1

        Additional provisions of this Security are set forth on the other side of this Security.

        IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

STONE ENERGY CORPORATION, By: __________________________ Name: Title: By: __________________________ Name: Title:

Dated:

TRUSTEE’S CERTIFICATE OF
      AUTHENTICATION

JPMORGAN CHASE BANK, National Association

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By: _________________________
     Authorized Signatory

_________________

*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “TO BE ATTACHED TO GLOBAL SECURITIES — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

6 ¾% Senior Subordinated Note due 2014

1.     Interest.

        Stone Energy Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on June 15 and December 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.     Method of Payment.

        The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.     Paying Agent and Registrar.

        Initially, JPMorgan Chase Bank, National Association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.     Indenture.

        The Company issued the Securities under an Indenture dated as of December 15, 2004 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured obligations of the Company that may be issued in an unlimited aggregate principal amount at any one time outstanding. This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Securities include the Exchange Securities, the Original Securities in the aggregate principal amount of $___________ and an unlimited aggregate principal amount of additional Initial or Exchange Securities, as the case may be. The Exchange Securities, the Original Securities and such additional Initial or Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company or any Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company or any Subsidiary Guarantor. Certain of the covenants under the Indenture will be suspended or terminated as provided in the Indenture if the Securities have achieved Investment Grade status.

        To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, if any, will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.     Optional Redemption.

        The Securities are redeemable at any time before December 15, 2009, at the option of the Company, in whole but not in part, on not less than 30 nor more than 60 days’ prior notice, at a cash redemption price equal to the Make-Whole Amount, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). The Make-Whole Amount shall be certified in writing by an Officer of the Company to the Trustee prior to consummating any such redemption.

        The Securities are redeemable at any time on or after December 15, 2009, at the option of the Company, in whole or in part (equal to $2,000 in principal amount or integral multiples of $1,000 thereof), on or not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 15 of the years indicated below:

Year	Redemption Price

2009	103.375%
2010	102.250%
2011	101.125%
2012 and thereafter	100.000%

        Notwithstanding the foregoing, prior to December 15, 2007, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of Securities issued under the Indenture at a redemption price of 106.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) with the net proceeds of one or more Equity Offerings of the Company, provided that at least 65% of the aggregate principal amount of the Securities issued under the Indenture remains outstanding after the occurrence of such redemption and provided, further, that such redemption shall occur not later than 90 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth the Indenture.

6.     Sinking Fund.

        The Securities are not subject to any sinking fund.

7.     Notice of Redemption.

        Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.     Subordination.

        The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. In addition, any Subsidiary Guaranty is subordinated to Senior Indebtedness of the relevant Subsidiary Guarantor. The Company and each Subsidiary Guarantor, if any, agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.     Repurchase of Securities at the Option of Holders upon Change of Control.

        Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

10.     Denominations; Transfer; Exchange.

        The Securities are in registered form without coupons in denominations of $2,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.     Persons Deemed Owners.

        The registered Holder of this Security may be treated as the owner of it for all purposes.

12.     Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.     Discharge and Defeasance.

        Subject to certain conditions, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.     Amendment, Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, any Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Subsidiary Guaranties with respect to the Securities and to remove such Subsidiary Guaranties as provided by the terms thereof; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder in any material respect (it being understood that any amendment described in clause (i) above made solely to conform the Indenture to the final offering memorandum provided to investors in connection with the initial offering of the Securities will be deemed not to adversely affect the rights or interests of Securityholders).

15.     Defaults and Remedies.

        If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

        Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.     Trustee Dealings with the Company.

        Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.     No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.     Authentication.

        This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.     Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.     Governing Law.

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

21.     CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________
Date: ________________ Your Signature: _____________________

____________________________________________________________ Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

        IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, CHECK THE BOX:

[    ]

        IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.09 OF THE INDENTURE, STATE THE AMOUNT:

$

DATE: __________________	YOUR SIGNATURE: _______________________________ (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)

SIGNATURE GUARANTEE:	_______________________________________ SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of , among [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Stone Energy Corporation (or its successor), a Delaware corporation (the “Company”), STONE ENERGY CORPORATION, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and JPMorgan Chase Bank, National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

        WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of December 15, 2004, providing for the issuance of an unlimited aggregate principal amount of 6 ¾% Senior Subordinated Notes due 2014 (the “Securities”);

        WHEREAS Section 4.13 of the Indenture provides that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s obligations under the Securities pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

        WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

        NOW THEREFOR, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

        1.       Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company’s obligations under the Securities on the term and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.

        2.       Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

        3.       Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        4.       Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

        5.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        6.       Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW SUBSIDIARY GUARANTOR],

By:________________________
Name:
Title:

STONE ENERGY CORPORATION, on
behalf of itself and the
Existing Subsidiary Guarantors,

By:________________________
Name:
Title:

JPMORGAN CHASE BANK, National Association
as Trustee,

By:________________________
Name:
Title: